Exhibit 4.2

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

002556983

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

CARDIOL THERAPEUTICS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

2017/01/19

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: minimum and maximum number of directors is/are:
Nombre d'administrateurs: nombres minimum et maximum d'administrateurs:

Number / Nombre **or / ou** minimum and maximum / minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

1. Amend paragraph 6 on page 3 by deleting "the authorized capital of the corporationshall be 9,000,000 (nine million) Class A Common Shares" and insert the following:

"The Corporation is authorized to issue an unlimited number of Class A Common

118554084v1

Shares."

1A 2. Delete the entire paragraph 7, including sections (a), (b), (c), (d) and (e) on page 4 in its entirety and replace it with the following: The rights, privileges, restrictions and conditions attaching to the Class A Common Shares are: (a) The Class A Common Shares shall be entitled to receive, in any financial year of the Corporation, dividends at such time and for such amount as may be determined from time to time by the directors in their discretion. (b) Each Class A Common Shares shall entitle the holder to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation. Holders of the Class A Common Shares shall be entitled to one (1) vote for each share held. (c) Subject to the rights of the holders of any shares ranking prior to or on a parity with the Class A Common Shares, the holders of the Class A Common Shares shall in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs be entitled to participate rateably in any distribution of the assets of the Corporation. 3. Delete the entire paragraph 8, including sections (a) and (b) on page 5 in its entirety and replace it with the following: No securities, other than non-convertible debt securities, of the Corporation may be transferred without either: (a) the previous consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by a resolution in writing signed by all the directors; or (b) the previous consent of the holders of at least fifty-one percent (51%) of the shares for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders. 4. Delete the entire paragraph 9, including sections (a) and (b) on page 6 in its entirety and replace it with the following: None. 07119 (2011/05)

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le 2017/02/10 (Year, Month, Day) (année, mois, jour) These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. CARDIOL THERAPEUTICS INC. (Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l'article un à la page une). By/ Par : (Signature) (SIgnature) Director (Description of Office) (Fonction) 07119 (2011/05)

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